Exhibit 10.2
Execution Copy

AMENDMENT NO. 1 TO
INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTOR REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is entered into by and between NEWGOLD, INC, a Delaware corporation (the “Company”), and the undersigned Buyer (the “Buyer”).

WHEREAS:

A. The parties hereto previously entered into that certain Investor Registration Rights Agreement dated as of September 26, 2006 (the "Agreement").

B. The parties to the Agreement now desire to amend certain provisions set forth in the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.  AMENDMENT OF “WHEREAS” CLAUSE A. “WHEREAS” Clause A of the Agreement is hereby amended and replaced in its entirety with the following:

A. In connection with the Amended Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Amended Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investors secured convertible debentures (the “Convertible Debentures”) which shall be convertible into that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms of the Amended Securities Purchase Agreement for an aggregate purchase price of up to Three Million Dollars ($3,000,000). Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended Securities Purchase Agreement dated September 26, 2006.

2.     AMENDMENT OF SECTION 2(a). Section 2(a) of the Agreement is hereby amended and replaced in its entirety with the following:

(a)  Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than thirty (30) days from the date hereof (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes at least Eighteen Million Seven Hundred Fifty Thousand (18,750,000) shares of Common Stock to be issued upon conversion of the Convertible Debentures. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company.

3. EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of November 1, 2006. All other terms set forth in the Agreement shall remain unchanged and this Amendment and the Agreement shall be deemed a single integrated agreement for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Investors Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:
NEWGOLD, INC.

By: /s/ SCOTT DOCKTER
Name: Scott Dockter
Title: Chief Executive Officer

BUYER:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ MARK ANGELO
Name: Mark Angelo
Title: President and Portfolio Manager